EXHIBIT 10.12

                                LOAN AGREEMENT

                   THIS LOAN AGREEMENT IS made on this 25th day of
                March, 1999, by and between SunTrust Bank Miami,
                 N.A., a national banking association, having an
               address at 1111 Lincoln Road, Miami Beach, Florida
                     33139 hereafter referred to as("BANK");
                                       and
                      Advanced Electronic Support Products,
                  Inc.,("AESP")a Florida corporation having an
                 address at 1810 Northeast 144th Street, Miami,
               Florida 33181 hereafter referred to as("BORROWER").

                                  RECITALS:

      BORROWER has an existing Revolving Line of Credit with the BANK which line of credit is past due.

      BORROWER has requested that the existing line of credit be extended to June 1, 1999; and BANK has agreed provided the maximum amount which can be drawn pursuant to said line of credit be reduced to $3,500,000.00 and certain other changes be made in the conditions of funding, all as are more particularly set forth herein. The proceeds of the Revolving Line of Credit are to be used for working capital of BORROWER as needed from time to time.

      BORROWER has agreed to said changes because it is in BORROWER's best interest to have the loan extended and to have credit available to it pursuant to the conditions hereof, all of which have been determined to be mutually satisfactory to BORROWER and BANK.

      BANK is willing to grant the request of BORROWER provided that: (i) the BORROWER pledges certain collateral to BANK, including, but not limited to, presently existing and hereafter acquired accounts, accounts receivable, equipment and inventory,



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including the proceeds thereof, as security for the repayment of the total indebtedness represented by the Revolving Promissory Note executed by BORROWER in favor of BANK of even date herewith; and (ii) BORROWER agrees to be bound by the terms and conditions of this Agreement and all other Loan Documents executed concurrently herewith; and (iii) the Guarantors guaranty the Loan.

      NOW, THEREFORE, in consideration of the extension of credit from BANK to BORROWER and other good and valuable consideration hereby acknowledged as received by each party from the other, it is agreed that:

      1.    DEFINITIONS:

      For purposes of this Loan Agreement, including any Exhibits hereto, unless specifically excepted or the context otherwise requires:

      1.01 "Adjusted Tangible Net Worth" shall mean the equity of the Shareholders in the BORROWER plus subordinated debt to the BANK less intangible assets.

      1.02 "Adjusted Total Liabilities" shall mean all liabilities of BORROWER less subordinated debt to the BANK.

     1.03 "Annualized Cash Flow" shall mean net income plus depreciation expense, amortization expense and interest expense less distributions to Shareholders (other than compensation for services by such Shareholders paid during such period in the ordinary course of business) as of the last day of each fiscal quarter of BORROWER, for the fourth fiscal quarter period then ending.

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 Interest expense shall include the interest paid on BORROWER's aggregate contractual debt obligations. All accounting terms used, unless otherwise defined differently herein, shall be construed in accordance with generally accepted accounting principles ("GAAP") and shall be based on BORROWER's consolidated financial statements.

      1.04 "Annualized Debt Service" shall mean BORROWER's contractual regularly scheduled principal payments in relation to Borrower's aggregate contractual debt obligations, as of the last day of each fiscal quarter of BORROWER, for the fourth fiscal quarter period then ending plus the interest expense included in Annualized Cash Flow. All accounting terms used, unless otherwise defined differently herein, shall be construed in accordance with generally accepted accounting principles ("GAAP") and shall be based on BORROWER's consolidated financial statements.

      1.05 "Available Credit" shall mean the amount of money available to BORROWER hereunder which amount shall be calculated by subtracting the outstanding principal balance under the Revolving Promissory Note, plus any accrued and unpaid interest, from $3,500,000.00.

      1.06 "BORROWER" shall mean Advanced Electronic Support Products, Inc., a Florida corporation.

      1.07 "Cash Flow" shall be determined in accordance with generally accepted accounting principles and shall mean net profit


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increased by interest paid, depreciation and amortization and decreased by dividends paid.

      1.08 "Domestic Accounts Receivable" shall be accounts receivable due on account of deliveries to be made within the United States.

      1.09 "Domestic Eligible Accounts Receivable" shall mean at any date of determination thereof (which date shall be in BANK's sole reasonable discretion) Domestic Accounts Receivable of the BORROWER which are not Eligible Insured Domestic Accounts Receivable and which are unpaid for a period of less than ninety (90) days from the original date of the invoices issued to solvent going concerns. There shall be excluded from Eligible Domestic Accounts Receivable all receivables from subsidiaries, affiliated companies or entities related to the BORROWER.

      1.10 "Domestic Inventory" shall mean all inventory of the BORROWER which is located in the State of Florida, United States of America, encumbered by a UCC-1 in favor of BANK and held for sale to customers in the United States of America. Domestic Inventory shall include only finished products.

      1.11 "Eligible Domestic Inventory" shall be 90% of the Domestic Inventory which thereby provides for a 10% inventory reserve.

      1.12 "Eligible Foreign Accounts Receivable" shall mean at any date of determination thereof (which date shall be selected in BANK's sole reasonable discretion) all Foreign Accounts Receivable


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of AESP/MIAMI which are from Canadian sources and which are not Eligible Insured
Foreign Receivables and which are unpaid for a period of less than ninety (90) days from the date of original invoices which are issued to solvent going concerns. There shall be excepted from Eligible Foreign Accounts Receivable all receivables from subsidiaries, affiliated companies, or entities related to BORROWER.

      1.13 "Eligible Insured Domestic Accounts Receivable" shall mean, at any date of determination thereof, (which date shall be at BANK'S sole reasonable discretion) Domestic Accounts Receivable of BORROWER which are unpaid for a period of ninety (90) days or less and are insured in full by a policy issued by the American Credit Indemnity Company, provided, however, that if such company becomes unsatisfactory to BANK, in the exercise of its reasonable business judgment, another insurance company shall be substituted.

      1.14 "Eligible Insured Foreign Receivables" shall mean, at any date of determination thereof, (which date shall be at BANK'S sole reasonable discretion) Foreign Accounts Receivable of BORROWER which are unpaid for a period of (90) days or less and are insured in full by a policy issued by the American Credit Indemnity Company, provided, however, that if such company becomes unsatisfactory to BANK, in the exercise of its reasonable business judgment, another insurance company shall be substituted.

      1.15 "Event of Default" shall have the meaning assigned thereto in Article VII hereof.


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      1.16 "Foreign Accounts Receivable" shall be accounts receivable due on account of deliveries to be made outside of the United States.

      1.17 "Guarantors" shall mean SLAV STEIN, LUCY STEIN, ROMAN BRISKIN AND VERA BRISKIN.

      1.18 "Letters of Credit" shall mean documentary letters of credit issued by BANK for the account of BORROWER not to exceed the aggregate of any Available Credit at the time requested.

      1.19 "Loan" shall mean the extension of credit, including the issuance of any Letter of Credit, by BANK to BORROWER as set forth herein and in the Loan Documents.

      1.20 "Loan Documents" shall mean this Loan Agreement, the Amended and Restated Revolving Promissory Note, Security Agreement, UCC-1 Financing Statements, Guaranty Agreements, and any and all other instruments or documents delivered to BANK in connection with the Loan.

      1.21  "Maturity Date" shall mean June 1, 1999.

      1.22 "Note" shall mean the Amended and Restated Revolving Promissory Note executed by BORROWER to evidence the Loan governed hereby.

      1.23 "Person" (or "Persons") shall mean a natural person, a corporation, a business trust, an association, a company, partnership, a joint venture, trust or other entity or a government or any agency or political subdivision thereof.


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      1.24 "Prime Rate" shall mean the interest rate (not necessarily the lowest or best rate) charged by SunTrust Banks, Inc. in its sole discretion, as its prime rate, calculated on a daily moving basis.

      1.25 "Revolving Line of Credit" shall mean the maximum amount available to BORROWER, or so much thereof as shall be outstanding from time to time, not in any event, to exceed $3,500,000.00.

      1.26 "Security Agreement" shall mean that certain Security Agreement executed simultaneously herewith in which BORROWER pledges to BANK all of BORROWER's assets including but not limited to presently owned or hereafter acquired accounts, accounts receivable, inventory, intangibles, contract rights, furniture, fixtures, equipment, including the proceeds, products, and offspring thereof.

      II.   EXTENSION OF CREDIT:

      2.01 REVOLVING CREDIT. Subject to the terms and conditions hereof and so long as there exists no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default, the BANK will, from time to time, until the Maturity Date, at the request of BORROWER, make loan advances to BORROWER which loan advances may be repaid and reborrowed subject to each of the following conditions:

            (a) BANK shall have no obligation to make any loan advances or issue any Letters of Credit which in the aggregate exceed the principal sum of $3,500,000.00, reduced by the aggregate


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principal amount of any and all loan advances and Letters of Credit outstanding at the time of request, and further reduced by any outstanding accrued and unpaid interest or other amounts owing under any of the Loan Documents.

            (b) The total of all advances made hereunder from time to time shall not exceed the sum of the following, determined at the time of each advance, subject to the further limits of section (c) below:

                  i. 95% of Eligible Insured Domestic Accounts receivable;

                  ii.   80% of Domestic Eligible Accounts
                        Receivable;

                  iii. 90% of Eligible Insured Foreign Receivables which are due to AESP/Miami;

                  iv.   50% of Eligible Foreign Accounts
                        Receivable.

                  v. All Eligible Domestic Inventory, valued at an average cost of 40%, up to a total advance of $2,000,000.00 on account of such Eligible Domestic Inventory;

            (c) BORROWER agrees that the proceeds of the Note will be used for basic working capital requirements and inventory purchases including issuance of commercial Letters of Credit for BORROWER.

      2.02  TERMS OF NOTE.

            (a) The obligation of the BORROWER to repay the indebtedness is evidenced by the Note. The Note bears interest at


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a rate per annum equal to three-quarters of one percent (.75%) in excess of the
Prime Rate. All interest calculations are made on a daily moving basis, computed on a 360-day year.

            (b) Interest shall be due and payable monthly commencing April 1, 1999 and shall be billed and payable monthly thereafter. BANK may automatically debit BORROWER's account held by the BANK when BORROWER is billed for accrued and unpaid interest. BORROWER shall execute at closing BANK's form of automatic debit authorization in the form attached hereto as Exhibit "B".

            (c) The Note shall mature on the Maturity Date at which time the entire outstanding principal balance together with accrued and unpaid interest (and any fee due under Sections 4.04 and 8.03 hereof) shall be due and payable in full immediately by the BORROWER.

      2.03 OPTIONAL PREPAYMENT OF NOTE. BORROWER may prepay the obligation evidenced by the Note in whole at any time or in part from time to time, without premium or penalty, but only if interest accrued on the principal amount is current or prepaid to the date of prepayment. No optional, partial prepayment of the Note shall excuse BORROWER from the next required regular payment due thereunder.

      2.04 MANNER OF PAYMENT AND DEFAULT CLAUSE. All payments of principal and interest are payable at the office of BANK addressed as follows: SunTrust Bank Miami, N.A. Miami Beach Office, Attention: Commercial Loans; 1111 Lincoln Road, Miami Beach,


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Florida 33139; or such other office of the BANK as is acceptable to the parties hereto. Payments shall be made in lawful money of the United States of America which shall be legal tender for debts public and private at the time of payment. If any principal or interest payment shall not be paid on or before five (5) days from the due date, then the entire unpaid principal balance together with any accrued and unpaid interest on the Note shall be immediately due and payable without notice or demand at the option of the BANK and the unpaid principal balance and unpaid accrued interest on the Note shall bear default interest at the maximum rate allowed by law. The BORROWER hereby confirms that the BANK may continue to debit BORROWER's account at the BANK in order to make the payments required hereunder.

      III.  REPRESENTATIONS AND WARRANTIES.

      BORROWER hereby represents and warrants to BANK, in order to induce BANK to extend the credit requested, that:

      3.01 AUTHORIZATION OF LOAN, ETC. The execution, delivery, and performance by BORROWER of this Loan Agreement, the Note, and all other Loan Documents delivered to BANK by the BORROWER: (a) have been duly authorized by the BORROWER through its Board of Directors and do not violate BORROWER's Articles of Incorporation; and (b) will not violate (i) any provision of law (including, without limitation, any applicable usury or similar law), (ii) any order of



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any court or other agency of government in any matter to which BORROWER is a party or as a result of which it is bound, or (iii) any material indenture, agreement or other instrument or obligation to which BORROWER is a party or subject to, or by which the BORROWER or any of its assets are subject to, or will be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under any such indenture, agreement instrument or obligation.

      3.02 NO ADVERSE CHANGE. There has been no material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of BORROWER since the date of the last financial statements of BORROWER furnished to BANK. As of the date hereof, there are no material unrealized or anticipated losses in connection with any loans, advances and other commitments of the BORROWER. BORROWER further represents that there will be no change of ownership of its controlling shareholders, Slav Stein and Roman Briskin, or of the management of BORROWER at the date of this Agreement, through the Maturity Date. BORROWER shall give BANK thirty (30) days written notice of any proposed change in management, including any officers and directors of the Borrower. BANK shall not unreasonably withhold its consent to a change in management. Any transfer of ownership by the Company's controlling shareholder, or any change in management not approved by BANK, shall constitute an Event of Default under
Article VII herein.


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

      3.03 LITIGATION. There are no actions, suits, or proceedings (whether or not purportedly on behalf of BORROWER) pending or affecting BORROWER at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involves or affects the extension of credit herein contemplated or the possibility of any judgment or liability which if determined adversely to BORROWER would result in any material adverse change in the business, operations, properties or assets or in the condition (financial or otherwise) of BORROWER. BORROWER is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a materially adverse effect on BORROWER.

      3.04 PAYMENT OF TAXES. BORROWER has filed all federal, state and local tax returns required to be filed (or has obtained proper extensions of such filing dates). Borrower has paid any and all import or export duties, fees, taxes, licenses or other mandatory charge which may result in a material adverse effect on BORROWER's financial condition or affect in any way the Collateral given BANK hereunder if not so filed or paid with respect to the operations of BORROWER which are required to be filed or paid for the present fiscal year, and all prior fiscal years or as are otherwise due. BORROWER has paid or caused to be paid to any respective taxing or


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licensing authority all taxes as shown on said returns or on any assessment or deficiency received by any of them to the extent that such taxes have become due, except amounts being contested in good faith in an appropriate proceeding being diligently pursued as permitted under Section 5.02 of this Agreement and except for amounts which are not material to the financial condition of the Borrower.

      3.05 AGREEMENTS. BORROWER is not in material default in the performance, observation, or fulfillment of any of the obligations, covenants, or conditions contained in any material agreement, instrument or obligation to which the BORROWER is a party. This Loan Agreement is not prohibited by the terms or affected by any other agreement or instrument referred to hereinabove.

      3.06 COMPLIANCE WITH APPLICABLE LAWS. BORROWER is in compliance with all laws, ordinances, rules, regulations, and all other legal requirements, the violation of which would have a material effect on the business, properties, assets, operations or condition of BORROWER.

      3.07 LOCATION OF BORROWER'S ASSETS. All inventory and other assets of BORROWER are located in properties specified in the UCC- 1. Landlord waivers from the owners/landlords of such properties, other than the property located at 3455 N.W. 54th Street, Miami, Florida, have been delivered to the Bank.

      3.08 BROKERS. There is no broker entitled to a commission on account of the loan.


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      3.09 FINANCIAL SOLVENCY. BORROWER is not insolvent, has paid all of its debts as they have become due, and there is no cause now nor is there any event which, with the passage of time, would be cause for any petition to be filed or any case, proceeding or other action commenced against BORROWER seeking to have a Order for Relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debt or relief under any law of statute of any jurisdiction, nor is there any cause for any court having jurisdiction to enter an order for relief against BORROWER, as debtor, or an order, judgment or decree appointing, with or without consent of the BORROWER, a receiver, trustee, custodian or similar officer for the BORROWER or for any substantial part of any of the BORROWER's properties.

      IV.   CONDITIONS OF LENDING.

      The obligation of the BANK to make the Loan hereunder and any advances subsequent to the execution of this Agreement is, and hereafter through the Maturity Date, will be subject to the following conditions:

      4.01 REPRESENTATIONS AND WARRANTIES. As of the date hereof and at the time of every advance made under the Note, the representations and warranties set forth in Article III hereof shall be true and correct. Should any material change occur which


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affects the representations and warranties set forth in Article III above,
BORROWER agrees to immediately notify BANK in writing of such changes.

      4.02 NO DEFAULT. At the time of each advance hereunder and after giving effect thereto, BORROWER shall be in compliance with all of the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default specified in Article VII or otherwise herein, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing. On the date of each advance hereunder, at BANK's request BORROWER shall deliver to the BANK a certificate, dated as of the date of such loan and signed by the appropriate corporate officer(s) of the BORROWER, confirming such compliance as aforesaid and with the condition precedent set forth in Section 4.01 hereof; whether or not BANK requests such a certificate, BORROWER's request for an advance shall be deemed to be a representation by BORROWER that the conditions of this Section 4.02 have been satisfied.

      4.03 FINANCIAL AUDITS. BANK shall be entitled to conduct quarterly audits of BORROWER's business operation in the event BANK believes the BORROWER is experiencing material adverse changes to business operations. BANK shall charge BORROWER's account for any audit fees subsequent to any audit actually conducted. Failure by BANK to conduct one or more audits shall not operate as a waiver of BANK's right to conduct any other audit.


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      4.04 ADDITIONAL FINANCIAL INFORMATION. The BANK shall have the right from time to time to demand additional financial information from the BORROWER, and the BORROWER shall forthwith supply such additional information to the BANK. The BANK shall also have the right to require additional covenants to be performed by the BORROWER based upon changes in business conditions of the BORROWER.

      V.    AFFIRMATIVE COVENANTS.

      BORROWER covenants and agrees that from the date hereof and until payment in full of all the principal and accrued interest on the Note, unless the BANK shall otherwise consent in writing, BORROWER will:

      5.01 NOTICE. Give prompt written notice to the BANK of (a) any proceedings instituted by or against BORROWER in any federal or state court or before any commission or other regulatory body, federal, state or local, or of any such proceedings threatened against BORROWER in writing by any federal, state or other governmental agency, which, if adversely determined, would have a material adverse effect on the businesses, properties, assets, operations or condition (financial or otherwise) of BORROWER; and (b) any other action, event or condition of any nature which may reasonably be expected to lead to or result in a material adverse effect on the businesses, properties, assets, operations or condition (financial or otherwise) of BORROWER, or which, with


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

notice or lapse of time or both, would constitute an Event of Default under this Loan Agreement or a default under any other material agreement by which BORROWER is bound.

      5.02 PAYMENT OF DEBTS, TAXES, ETC. Pay all debts and perform all obligations promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon BORROWER or upon its income or receipts or upon any of its properties and assets before the same shall be in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties and assets or any part thereof; provided, however, that BORROWER shall not be required to perform such obligations or pay such debts (except for obligations for money borrowed), taxes, assessments, or governmental charges or levies or claims for labor, materials, and supplies which are being contested in good faith and by proper proceedings diligently pursued.

      5.03 COMPLIANCE WITH APPLICABLE LAWS. Promptly and faithfully comply with, conform to, and obey all present and future laws, ordinances, rules, regulations, and all other legal requirements applicable to BORROWER, the violation of which would have a materially adverse effect on the business, properties, assets or operations of BORROWER.

      5.04 INSURANCE POLICIES. Maintain ordinary and necessary insurance policies in good standing and pay promptly all premiums



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when due and payable thereon. Such insurance must include, without limitation,
(a) "all risk" casualty insurance insuring all of BORROWER's real and personal property which secures BANK's loan to BORROWER, in an amount not less than $2,500,000.00, and (b) business interruption insurance in such amounts as are acceptable to BANK, with all payments thereunder to be assigned to and made directly payable to BANK.

      All coverages shall include BANK as a Loss Payee with thirty (30) days prior written notice of cancellation, modification or non-renewal BORROWER shall deliver to BANK copies of all insurance policies and/or binders in force no later than ten (10) days prior to the expiration of any current policy.

      5.05 FINANCIAL COVENANTS. BORROWER shall comply with the following financial covenants, all of which shall be computed based on consolidated financial statements of BORROWER, its affiliates and subsidiaries prepared in accordance with United States Generally Accepted Accounting Principles,

            (a) BORROWER shall maintain a minimum Adjusted Tangible Net Worth of $6,000,000.00.

            (b) BORROWER shall maintain a ratio of Adjusted Total Liabilities to Adjusted Tangible Net Worth of no more than .75. Adjusted Total Liabilities shall mean all liabilities less subordinated debt to the BANK.



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            (c) BORROWER shall maintain an Annualized Cash Flow divided by
Annualized Debt Service ratio of at least 1.25 to 1.0 at all times during the term hereof.

      On a quarterly basis, no later than forty-five (45) days after the end of each fiscal quarter, BORROWER shall provide BANK with proof of BORROWER's compliance with the foregoing requirements. Said proof shall be in the form of reviewed consolidated financial statements. Such statements shall also be certified by BORROWER to be true and correct.

      5.06 FINANCIAL REPORTS. Deliver the following financial reports to BANK:

            (a) Within ninety (90) days after the end of each fiscal year of
BORROWER: (i) the audited 10-K consolidated audited financial statements of BORROWER and its affiliates and subsidiaries for such year, together with an unqualified opinion with respect to same from a certified public accounting firm acceptable to the BANK in its reasonable discretion. The first such statement shall be due on March 31, 1999 on account of the fiscal year ending December 31, 1998.

            (b) BORROWER's and, for each of its subsidiaries, monthly management prepared unconsolidated financial statements, certified by the BORROWER's chief executive officer or chief financial officer as to their accuracy, within 45 days after the close of each fiscal month, commencing with the month ending February 28, 1999.


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

            (c) Within thirty (30) days after filing with the I.R.S., a complete copy of the BORROWER's and each of the Guarantors.

            (d) On a quarterly basis, no later than forty-five (45) days after the end of each fiscal quarter, reviewed consolidated 10-Q financial statements of the BORROWER, prepared by a certified public accountant acceptable to the BANK. Such statements shall also be certified by the BORROWER to be true and correct. The first statement shall be due on account of the quarter ending March 31, 1999.

            (e) On not less than a monthly basis but in any event each time a draw request for an advance hereunder is requested, a Borrowing Base Certificate, substantially in the form attached hereto as Exhibit "A", supported by a current accounts receivable aging, and a compliance certificate executed by an officer of the BORROWER, in the form attached to the Borrowing Base Certificate. Said certificate will be provided ten (10) days after the end of each month of the term of the Revolving Promissory Note. Said certificate shall be certified by the BORROWER's chief executive officer or chief financial officer as to its accuracy;

            (f) No more than ten (10) days after the close of each month of the term hereof, BORROWER's monthly accounts receivable and accounts payable aging schedules as well as domestic inventory listing based on average cost.


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

            (g) No later than thirty (30) days after the close of each fiscal quarter of BORROWER, commencing with the quarter ending March 31, 1999, a quarterly loan covenant compliance certificate certified by the BORROWER's chief executive officer or chief financial officer as to accuracy.

            (h) On a monthly basis, the Specific Customer Endorsement of the American Credit Indemnity Company Insurance policy.

            (i) No later than thirty (30) days prior to policy expiration, evidence of renewal of the American Credit Indemnity Company Insurance Policy. Failure to comply with this provision shall entitle BANK to all remedies provided in this Agreement and, in addition, shall automatically cause Section 2.01(b) to be modified by reducing 95% to 80% in section i. and by reducing 90% to 50% in section iii. Said reductions shall be effective until the BORROWER complies with this provision.

      5.07 INVENTORY AUDIT. Provide an audit of the inventory of the BORROWER as of the last day of each fiscal year of the BORROWER. The audit shall be prepared by an auditor acceptable to the BANK. The audit shall identify the type and quantity of the assets contained within the inventory and the value for same. The audit shall be delivered no later than ninety (90) days after the end of each fiscal year of the BORROWER.

      5.08 DEPOSITORY ACCOUNTS. Maintain the depository accounts of the BORROWER in the BANK. Said accounts shall include, but not be


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limited to, monies received from the issuance of equity offerings, pending the use of such funds.

      VI.   NEGATIVE COVENANTS.

      BORROWER covenants and agrees that from the date hereof until payment in full of the principal and interest on the Note, unless the BANK shall otherwise consent in writing, BORROWER will not (directly or indirectly):

      6.01 INDEBTEDNESS, GUARANTEES AND LIENS. Incur, create, assume or permit any type of indebtedness, guarantee or lien, which would in the BANK's sole judgment, taken in the aggregate or individually, materially affect the BORROWER's business, properties, assets or operations or jeopardize the BORROWER's ability to repay the loan hereunder; provided, however, that Borrower may incur unsecured indebtedness for trade payables, wages, taxes and other accrued expenses incurred in the ordinary course of business. The BORROWER's covenants include, but are not limited to, agreeing not to pledge, hypothecate, or otherwise encumber the equipment or inventory of BORROWER. BORROWER shall not change its business address and shall continually collect all accounts receivable at said address. Should BORROWER propose to change its business address or the address where accounts receivable are collected, BORROWER shall give BANK thirty (30) days prior written notice of said change.


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

      6.02 LOANS TO RELATED PARTIES. Make any advances or loans to subsidiaries, affiliates, shareholders, officers or directors of the BORROWER.

      6.03 SALE OF ASSETS. Sell or convey any of its stock or assets except in the normal and ordinary course of business. For purposes hereof, a sale of BORROWER's stock or assets shall include a merger, consolidation or reorganization of the BORROWER.

      6.04 CHANGE OF MANAGEMENT. Change any of BORROWER's management from that management serving at the date of this Agreement.

      6.05 DISTRIBUTIONS. Declare or pay any dividends or make any other distributions to shareholders (other than compensation for services by such shareholders paid during such period in the ordinary course of business).

      VII.  EVENTS OF DEFAULT.

      Each and every occurrence of one or more of the following events shall constitute an "Event of Default" (hereinafter called "Events of Default"):

            (a) any representation or warranty made herein shall prove to be false or misleading in any material respect;

            (b) any report, certificate, financial statement or other instrument furnished in connection with this Loan Agreement or Loan Document shall prove to be false or misleading in any material respect;

            (c) default shall be made in the payment of the principal of, or the interest on the Note, for a period of seven (7) days from the date when said payments are due and payable;

            (d) default shall be made by BORROWER with respect to (i) any liability for borrowed money beyond any applicable period of grace, or (ii) the performance of any other obligation incurred in connection with any such liability for borrowed money beyond any applicable period of grace, if, in each case, the effect of such default is to accelerate the maturity of such liability or cause any other material liability to become due prior to its stated maturity;

            (e) default shall be made under the terms and conditions of any of the Loan Documents;

            (f) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of BORROWER to be observed or performed pursuant to the terms of this Loan Agreement or the other Loan Documents and such default shall have continued for a period of thirty (30) days;

            (g) BORROWER or any GUARANTOR shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the BORROWER's business, properties, assets or operations, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation, law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute or if action shall be taken by BORROWER or any GUARANTOR for the purpose of effecting any of the foregoing, or (vi) any order, judgment, decree or writ shall be entered upon an application of a creditor of any BORROWER or GUARANTOR by a court of competent jurisdiction which either: (1) attaches any material portion of any BORROWER's or GUARANTOR's assets under judicial process, or (2) approves a petition seeking an appointment of a receiver or trustee of any material part of any BORROWER's or GUARANTOR's assets, or (vii) any order, judgment, decree or writ shall be entered against BORROWER or any GUARANTOR for an amount in excess of $25,000.00;

            (h) an order, judgment or decree shall be entered without the application, approval, or consent of the debtor by any court of competent jurisdiction, approving a petition seeking reorganization of BORROWER or any GUARANTOR or any of them or appointing a receiver, trustee or liquidator of BORROWER or any GUARANTOR and such order, judgment, or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days, provided the order, judgment or decree shall have a material adverse effect on BORROWER or any GUARANTOR;

            (i) the failure of BORROWER to keep its properties insured by carriers acceptable to BANK and insuring against loss or damage by fire, theft and other hazards; liability; and such other risks as BANK may require. Said policies shall not be cancelable without at least thirty (30) days prior notice to BANK. Not later than thirty (30) days prior to expiration of any policy required hereunder, BORROWER shall provide BANK with a certificate evidencing renewal of same;

            (j) acquire any new business, corporation or other entity, without prior written approval of the BANK.

            During the continuance of any such event, BANK at its option exercised by written notice from the BANK to BORROWER, may declare the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything herein or in the Note to the contrary notwithstanding and the BANK may enforce any or all of the BANK's rights and remedies set forth in the Loan Documents.

      VIII.       MISCELLANEOUS.

      8.01 NOTICE. Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other parties in writing) or if sent by registered mail, on the third business day after the day on which mailed, postage prepaid, addressed to such party at said address:


            (a)   If to the BANK at the following address:

                  SunTrust Bank Miami, National Association
                  Special Assets Department
                  777 Brickell Avenue
                  Miami, Florida 33131
                  Attention: John Thompson

            (b) If to the BORROWER at the following address:

                  Advanced Electronic Support Products, Inc.
                  1810 Northeast 144th Street
                  Miami, Florida 33181
                  Attention: President

      8.02 SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations, and warranties made herein and in the certificates delivered pursuant hereto shall survive the Maturity Date. Whenever in this Loan Agreement reference is made to any of the parties hereto, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of BORROWER or any GUARANTOR which are contained in this Loan Agreement shall inure to the benefit of the successors and assigns of the BANK.

      8.03  APPLICABLE LAW.  This Loan Agreement and all Loan
Documents shall be construed in accordance with and governed by the laws of the State of Florida.

      8.04 INTEREST. Nothing herein contained nor in any instrument or transaction related hereto shall be construed or so operate as to require Borrower or any person liable for the payment of this

Note to pay interest in an amount or at a rate greater than the maximum allowed by applicable laws in effect from time to time. Should any interest or other charges in the nature of the interest paid by Borrower or any parties liable for the payment of this Note result in the computation or earning of interest in excess of the maximum rate of interest allowed by applicable law in effect from time to time, then any and all such excess shall be and the same is hereby waived by BANK, and all such excess received shall automatically be credited against and in reduction of the Principal, and any portion of said excess which exceeds the Principal shall be paid by BANK to Borrower or any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower or any parties liable for payment hereunder be required to pay interest in excess of the maximum rate allowed by applicable law in effect from time to time.

      8.05 EXPENSES. BORROWER will pay (a) any and all documentary stamp taxes, intangible taxes, costs and expenses applicable to the loans hereunder at, before or after execution of any Note hereunder; (b) for all recording and filing costs hereunder; and (c) any and all costs for preparation of loan documents, consummation and protection of the Loan, including, but not limited to, attorney's fees for BANK's counsel.

      8.06 MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Loan Agreement, any Loan Document, or of the Note, nor any consent to any departure by BORROWER therefrom, shall in any event be effective unless the same shall be in writing and signed by the BANK and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on BORROWER shall in any case entitle BORROWER to any other or further notice or demand in the same, similar or other circumstances.

      8.07 WAIVER OF RIGHTS BY BANK. Neither any failure nor any delay on the part of the BANK in exercising any right, power, or remedy hereunder or under the Note or Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power, or remedy hereunder.

      8.08 TIME OF PERFORMANCE AND EXTENSIONS. Time is of the essence with regard to any required action, payment or other covenant of BORROWER hereunder or in any other Loan Document. Failure to timely comply with any required action, payment or covenant hereunder shall constitute an Event of Default under
Article VII herein. Should any payment of principal of or interest on the Note become due and payable on other than a business day, the maturity thereof shall be extended to the next succeeding business day, and, in the case of any prepayment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. The term "business day" shall mean any day not a Saturday, Sunday, or legal bank holiday in the State of Florida.

      8.09 SEVERABILITY. In case any one or more of the provisions contained in this Loan Agreement or the Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

      8.10 COUNTERPARTS. This Loan Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one agreement. This Loan Agreement shall be effective when counterparts which, when taken together, bear the signatures of all the parties hereto, shall have been lodged with the BANK.

      8.11 REPRESENTATION AND WARRANTY BY THE BANK. The BANK represents and warrants to BORROWER that the Note evidencing this Loan is made in the ordinary course of its commercial banking business.

      8.12 HEADINGS. The headings used herein have been inserted for convenience only and do not constitute matters to be considered in interpreting this Loan Agreement.

      8.13 WAIVER OF JULY TRIAL. THE BORROWER HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR

WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND THE BANK MAKING ANY LOAN ADVANCE OR OTHER EXTENSION OF CREDIT TO BORROWER.

      8.14 AMENDMENT AND RESTATEMENT. This Loan Agreement amends and restates in its entirety that certain Loan Agreement between the parties dated August 1, 1997 (the "Prior Loan Agreement")which Prior Loan Agreement was executed simultaneously with the corporation's acquisition of a $4,500,000.00 loan from the BANK. This Loan Agreement sets forth the amended and restated understandings between the parties with respect to the terms contained herein.

      IN WITNESS WHEREOF, BORROWER and the BANK have caused this Loan Agreement to be executed by their duly authorized representatives, all as of the date first above written.


BORROWER                                  BANK
--------                                  ----

ADVANCED ELECTRONIC SUPPORT               SUNTRUST BANK MIAMI, NATIONAL
PRODUCTS, INC., a Florida                 ASSOCIATION, a national banking
corporation                               association


By:/s/ ROMAN BRISKIN                      By:/s/
--------------------                      ---------------------------------
       ROMAN BRISKIN,                         ______________ Vice President,
       Vice President                         Commercial Lending Department


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